Filed Pursuant to Rule 424(b)(3)
SEC File #333-271357

Prospectus Supplement
Dated April 1, 2024 (to Prospectus dated May 22, 2023)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated May 22, 2023.

This Prospectus Supplement includes the annual report to investors filed as Exhibit 13 to the Annual Report on Form 10-K for the year ended December 31, 2023 of 1st Franklin Financial Corporation, filed with the Securities and Exchange Commission on April 1, 2024.